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                                                                       EXHIBIT 5

MediaOne Group, Inc.
188 Inverness Drive West
Englewood, Colorado 80112
(303) 858-3511
Stephen E. Brilz
Corporate Counsel and Assistant Secretary

                                October 8, 1999

MediaOne Group, Inc.
188 Inverness Drive West
Englewood, Colorado 80112

                     Re: Public Offering of Debt Securities

Gentlemen and Ladies:

    I have examined the Registration Statement on Form S-3 filed contemporaneously herewith (the "Registration Statement") by MediaOne Group, Inc. (the "Registrant"), with the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of 1933, as amended, of up to $5,000,000,000 of debt securities (the "Debt Securities"). I have examined the Registrant's certificate of incorporation and bylaws, as amended, the form of indenture by and between the Registrant and Bank One Trust Company, NA, as Trustee, under which any debt securities are to be issued (the "Indenture"), and such other documents, certificates and matters of fact as I have deemed necessary for purposes of this opinion. I am familiar with the proceedings taken and proposed to be taken by the Registrant in connection with the proposed authorization, issuance and sale of the Debt Securities.

    I am also familiar with the proposed opinion of legal counsel qualified to practice in New York concerning the validity, legality, and binding effect of any debt securities under New York law, upon which opinion I will rely, at such time as Debt Securities are issued in connection with the Registration Statement.

    Based upon the foregoing, and in reliance thereon, it is my opinion that, subject to the receipt of payment for the Debt Securities and subject to the terms of the Debt Securities being otherwise in compliance with then applicable law, when the Debt Securities have been duly authorized, executed, authenticated, if necessary, and delivered in accordance with the terms of the applicable resolutions of the Board of Directors of the Registrant, and any legally required consents, approvals, authorizations, and other orders of the Commission or of any other judicial or regulatory authorities have been obtained, the Debt Securities will constitute legally issued and binding obligations of the Registrant, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and except that the remedies of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

    I hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and I further consent to the use of my name under the caption "Legal Opinions" in the Prospectus forming a part of the Registration Statement.

                                          Very truly yours,

                                          /s/ STEPHEN E. BRILZ

                                          Stephen E. Brilz